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                                                                   EXHIBIT 10.1


                      PURCHASE AGREEMENT FOR REAL PROPERTY
                            AND ESCROW INSTRUCTIONS


         This Purchase Agreement for Real Property and Escrow Instructions ("Agreement") is entered into by and between TR KOLL TUSTIN TECH CORP., an Illinois corporation, ("Seller"), and TECHNICLONE INTERNATIONAL CORPORATION, a California corporation ("Buyer").

         1.      PURCHASE OF PROPERTY/TERMINATION OF LEASE.

                 1.1 PURCHASE OF PROPERTY. Seller is the owner of that certain Property (as described in Paragraph 2. 1). Seller hereby agrees to sell to Buyer and Buyer hereby agrees to purchase from Seller, the Property in consideration for the payment of the Purchase Price (as described in Paragraph 2.4), together with the respective promises of the parties set forth in this Agreement.

                 1.2 TERMINATION OF LEASE. Buyer and Seller acknowledge that Buyer is in sole and exclusive possession of a portion of the Property pursuant to the terms of that certain Lease ("Lease") dated September 10, 1991 between Buyer and Seller, and that in connection with the purchase, Buyer and Seller agree to terminate the Lease as of the Closing Date pursuant to the terms of the Lease Termination Agreement attached hereto as Exhibit "C".

         2.      BASIC TERMS AND DEFINITIONS.

                 2.1 PROPERTY. The term "Property" shall mean: (i) the land ("Land") together with all improvements, fixtures and equipment located on the Land, including the building commonly referred to as 14282 Franklin Avenue, Tustin, California ("Building"), as more particularly described on the attached Exhibit "A" (excluding, however, any fixtures or equipment owned by tenants of the Building or any property manager), (ii) whatever rights Seller has in any easements, rights of way, development rights, and real property rights appurtenant to the Land, to the extent they are assignable (collectively, "Real Property Rights"), (iii) whatever rights Seller has in, Licenses and Permits (as defined in Paragraph 15) and (iv) any personal property owned by Landlord, located on the Land, and used solely in connection therewith ("Personal Property"). Notwithstanding anything to the contrary contained in tins Agreement, Seller is not transferring any rights in the name "Koll" nor shall Buyer have any rights to use the name "Koll" with regard to the Property or otherwise.

                 2.2 BUYER. Techniclone International Corporation, a California corporation, whose address is 14282 Franklin Avenue, Tustin, California; Telephone (714) 838-0050; Telecopier: (714) 838-9433.

                 2.3 SELLER. TR Koll Tustin Tech Corp., whose address is c/o The Koll Company, 4343 Von Karman Avenue, Newport Beach, California 92660-2083, Attention: Mark Buchanan; Telephone: (714) 833-3030; Telecopier: (714) 476-1215.





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                 2.4      PURCHASE PRICE.  The purchase price for the Property
         shall be One Million Five Hundred Fifty Five Thousand Six Hundred Twenty Dollars ($1,555,620.00) ("Purchase Price").

                 2.5      TERMS OF PURCHASE, CERTAIN DEFINITIONS.

                          (a) THE DEPOSIT. A cashier's or certified check in the amount of Forty Thousand Dollars ($40,000) (the "Deposit") shall be delivered to Escrow Holder by Buyer upon execution of this Agreement as a condition to the "Opening of Escrow" as provided in Paragraph 9. Escrow Holder shall place the Deposit in an interest-bearing account and all earned interest shall accrue to the Buyer's benefit, unless Seller is entitled to the Deposit as liquidated damages under Paragraph 8.5, in which event the interest shall accrue to Seller's benefit. For purposes of this Agreement, any accrued interest shall be deemed part of the "Deposit". The Deposit shall be applied to the Purchase Price at Closing (as hereinafter defined).

                          (b) BUYER'S CASH AT CLOSING. The balance of the Purchase Price less the amount of the Deposit, plus any other amounts to be paid by Buyer under this Agreement, shall be delivered to Escrow Holder by Buyer as provided in Paragraph 7.3.

                 2.6 EFFECTIVE DATE. The effective date of this Agreement is March 25, 1996 ("Effective Date").

                 2.7 CLOSING DATE. The Closing shall occur on or before APRIL 30, 1996 ("Closing Date"), unless extended as follows: Buyer shall have the option of extending the Closing Date for up to an additional sixty (60) days upon (i) written notice to Seller delivered prior to APRIL 20, 1996 which sets forth Buyer's proposed closing date (which shall thereafter be deemed the "Closing Date") and (ii) payment of Ten Thousand Dollars ($10,000) for each fifteen (15) day period (or prorata, portion thereof) the Closing Date is to be extended. Any additional payments made pursuant to this Paragraph 2.7 shall be delivered to Escrow Holder, shall be deemed part of the Deposit and shall be applied to the Purchase Price at Closing or be deemed a part of the liquidated damages pursuant to Paragraph 8.5 hereof.

                 2.8 ESCROW. Escrow Number 6021181-M-19 at the Escrow Holder which shall be opened as provided in Paragraph 9.

                 2.9 ESCROW HOLDER. Chicago Title Insurance Company, whose address is 16969 Von Karman, 2nd Floor, Irvine, California 92714, Escrow Officer: Lorri Beasley, Telephone: (714) 263-0123;
         Telecopier: (714) 263-0356.

                 2.10     PERMITTED EXCEPTIONS.  As defined in Section 3.

                 2.11 TITLE COMMITMENT. A current commitment for a CLTA Owner's Protection Policy of Title Insurance for the Property issued by the Title Company in the





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         full amount of the Purchase Price, showing Seller as owner of the
         Property in fee simple and Buyer as the proposed insured.

                 2.12 TITLE POLICY. A CLTA Owners Protection Policy of Title Insurance issued by Chicago Title Insurance Company ("Title Company"), in the amount of the Purchase Price, subject to the Permitted Exceptions.

         3. TITLE. Not later than fifteen (15) days following the Effective Date, Seller shall deliver the Title Commitment to Buyer, together with legible copies of all documents and instruments of record reflected therein. If Buyer objects to any exceptions to title shown in the Title Commitment, other than the standard preprinted exceptions, any matters relating to the acts of Buyer or those claiming by, through or under Buyer, or liens or encumbrances of a definite or ascertainable amount (which Seller hereby agrees to release on or before the Closing Date, utilizing the sale proceeds at Closing at Seller's election), Buyer shall give Seller notice of such objection no later than fifteen (15) days following Buyer's receipt of the Title Commitment. Any exceptions to title shown on the Title Commitment to which Buyer does not so object shall be "Permitted Exceptions' for purposes of this Agreement. If the Title Commitment discloses exceptions to title to which Buyer has so objected, Seller shall, at its option, have up to the Closing Date (but in no event less than ten (10) days from the date of Buyer's notice of objection) to have such exceptions removed from the Title Commitment (or to have the Title Company commit to insure over such unpermitted exceptions by endorsement reasonably acceptable to Buyer) and provide evidence thereof to Buyer. If Seller fails to have such unpermitted exceptions removed (or insured over as provided above), Buyer may elect, as its sole remedy, by notice to Seller given within two (2) days following expiration of the aforesaid cure period granted to Seller to (i) terminate this Agreement (in which event the Deposit shall be forthwith returned to Buyer), or (ii) accept title subject to such unpermitted exceptions without reduction in the Purchase Price. If Buyer does not elect to terminate this Agreement within the time period provided hereinabove, Buyer shall be deemed to have waived its objection to such unpermitted exceptions and to have elected to accept title to the Property subject to such unpermitted exceptions (and such unpermitted exceptions shall be deemed "Permitted Exceptions" for purposes of this Agreement). On the Closing Date, Seller shall, at Seller's sole cost and expense, cause the Title Company to issue the Title Policy in the amount of the Purchase Price pursuant to and in accordance with the Title Commitment insuring fee simple title in Buyer as of the Closing Date.

         4. DELIVERY OF DOCUMENTS. No later than five (5) days following the Effective Date, Seller shall deliver to Buyer copies of all building permits, certificates of occupancy and other governmental licenses, permits, notices, approvals, plans, parcel maps, specifications, soil, compaction, engineering or environmental reports, studies, tests, financial reports or other historical operating information relating to the Property which are in the possession of Seller.

         5. CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE. Buyer's obligation to purchase the Property is subject to the satisfaction or waiver of all the conditions set forth below (which are for Buyer's benefit) within the time periods specified:

                 5.1 TITLE. Buyer's review and approval of the Title Commitment and related documents and instruments of record pursuant to the terms of Paragraph 3.





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                 5.2      INSPECTION.  Buyer's receipt and approval of
         evidence, reasonably satisfactory to Buyer, that all approvals, designations, licenses and permits have been obtained or received from all appropriate governmental agencies or entities, and the Property is in a condition which Buyer reasonably deems necessary to use and enjoy the same for the purposes contemplated herein, on or before MARCH 22, 1996.

                 5.3 FINANCING. Buyer's obtaining a written commitment for financing for the acquisition of the Property on terms reasonably satisfactory to Buyer on or before MARCH 22, 1996.

                 5.4 REPRESENTATIONS AND WARRANTIES. All of Seller's Representations and Warranties shall be true in all material respects as of Closing or qualified as provided in Paragraph 11.

                 5.5 DELIVERY OF DOCUMENTS. Seller shall have signed, acknowledged and timely delivered all documents and instruments to Escrow Holder as required by Paragraph 7 below and shall have performed the obligations of Seller hereunder in all material respects.

         If any condition precedent to closing set forth in this paragraph has not been satisfied or waived by Buyer on or before the respective dates set forth above (each an "Expiration Date"), then Buyer may, at its option, elect to terminate this Agreement by notice to Seller delivered prior to such Expiration Date, in which event the Deposit shall forthwith be returned to Buyer; provided that upon failure of Buyer to give such notice of termination to Seller prior to such Expiration Date, Buyer shall be deemed to have elected to terminate this Agreement and this Agreement shall be of no further force and effect.

         6. CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE. Seller's obligation to sell the Property is subject to the satisfaction (or waiver) of all conditions set forth below (which are for Seller's benefit) within the time periods specified.

                 6.1 PERFORMANCE OF COVENANTS. Buyer shall have timely performed all of its covenants under this Agreement.

                 6.2 REPRESENTATIONS AND WARRANTIES. All of Buyer's Representations and Warranties provided in Paragraph 11 shall be true in all. material respects as of Closing.

                 6.3 DELIVERY OF DOCUMENTS. Buyer shall have signed, acknowledged and timely delivered all documents, monies, and instruments to Escrow Holder as required by Paragraph 8.

                 6.4 OPENING OF ESCROW. Escrow shall have opened (as provided in Paragraph 9) by no later than ten (10) days after the Effective Date.





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         7.      CLOSING.

                 7.1      THE CLOSING.

                          (a) The Closing shall occur by no later than 5:00 p.m. on the Closing Date.

                          (b) The terms "Close of Escrow" and/or "Closing" are used in this Agreement to mean the time the Grant Deed is filed of record by the Escrow Holder in the Office of the County Recorder of Orange County, California. The term "Closing Date" is used in this Agreement to mean the day that Grant Deed is so filed of record.

                          (c)     The occurrence of the Closing shall
                 constitute Buyer's and Seller's agreement that all of the conditions precedent to their respective obligations to perform have been satisfied or waived.

                 7.2 SELLER'S CLOSING OBLIGATIONS. On or before 12:00 noon on the last business day immediately before the Closing Date, Seller shall deliver to Escrow Holder:

                          (a) A Grant Deed in the form attached as Exhibit "B" ("Grant Deed"), signed by Seller and acknowledged, conveying the Land to Buyer;

                          (b) A Lease Termination Agreement in the form attached as Exhibit "C". ("Lease Termination Agreement") signed by Seller;

                          (c) A General Assignment in the form attached as Exhibit "D" ("General Assignment"), signed by Seller;

                          (d) A certificate of non-foreign -status in the form attached as Exhibit "E", ("Seller's Certificate"), signed by Seller; and

                          (e) A Bill of Sale in the form attached as Exhibit "F" ("Bill of Sale"), signed by Seller;

                          (f) Three (3) copies of a Closing Statement ("Closing Statement") which reflects the amounts to be paid pursuant to Paragraph 2.5(b), signed by Seller;

                          (g) A California Franchise Tax Board Form 590 RE executed by Seller (or such other evidence as may be required by the Title Company that the sale of the Property is not subject to tax withholding under applicable California law); and

                          (h) Any additional instruments (signed by Seller and acknowledged, if appropriate) as may be necessary to comply with this Agreement.





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                 7.3      BUYER'S CLOSING OBLIGATIONS.  On or before 12:00 noon
         on the last business day immediately before the Closing Date, Buyer shall deliver to Escrow Holder;

                          (a) Cash equal to that amount provided for in Paragraph 2.5(b). The cash must be by direct deposit or by wire transfer of funds actually made in Escrow Holder's depository bank account by 12:00 noon on the last business day immediately before the Closing Date;

                          (b)     The Lease Termination Agreement (or
                 counterpart), signed by Buyer;

                          (c) The General Assignment (or counterpart), signed by Buyer;

                          (d) Three (3) copies of the Closing Statement which reflects the amounts to be paid pursuant to Paragraph 2.5(b), signed by Buyer; and

                          (e) Any additional funds and/or instruments (signed by Buyer and acknowledged, if appropriate) as may be necessary to comply with this Agreement, including without limitation, a Statement(s) of Identification and a Preliminary Change of Ownership.

                 7.4 TITLE POLICY. If Buyer desires any special endorsements to the coverage provided by the Title Policy (including, without limitation,. extended coverage), Buyer shall obtain and pay for these endorsements and coverage, including any survey costs; and obtaining such endorsements shall not be a condition of Closing. The issuance of the endorsements and/or coverage shall not delay the Closing. The issuance of the Title Policy shall be in lieu of any express or implied warranty of Seller concerning title to the Property (other than any warranty set forth in the Grant Deed), and Buyer agrees that its only remedy for damages incurred by reason of any defect in the title shall be against only the Title Company (except with respect to any violation of a warranty in the Grant Deed).

         8.      TERMINATION OF THIS AGREEMENT.

                 8.1 FAILURE TO CLOSE BY CLOSING DATE. If the Escrow fails to close as of 5:00 p.m. on the Closing Date, this Agreement and Escrow shall automatically terminate and cancel without further action by Escrow Holder or any party (unless the failure to close is a result of Seller's default) and notwithstanding any provision contained in Escrow Holder's general provisions, and the Deposit shall be disbursed to the party entitled thereto pursuant to the terms of this Agreement.

                 8.2 FAILURE OF A CONDITION. Except in those instances where the Escrow automatically terminates under the terms of this Agreement, if any condition is not satisfied or waived within the time period and in the manner set forth in this Agreement, then the party for whose benefit the condition exists (as provided in Paragraphs 5 and 6 of this Agreement) may terminate this Agreement by delivering written notice to the other party and to Escrow Holder after the end of the applicable time period.





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                 8.3      CONSEQUENCES.  If this Agreement terminates (or is
         properly terminated by either party) as specifically provided by its terms, then each of the following shall occur. Escrow shall be deemed automatically canceled regardless of whether cancellation instructions are signed; neither party shall have any further obligation to the other under this Agreement (except for breach of this Agreement as those remedies may be limited hereunder; and as provided under Paragraphs 12.2 and 12.3 which shall survive termination of this Agreement); all rights granted to Buyer under this Agreement and in the Property shall terminate; and, except as provided to the contrary in Paragraph 8.5 (concerning Seller's right to retain the Deposit as liquidated changes), Escrow Holder shall return all funds and documents then held in Escrow to the party depositing the same.

                 8.4 ESCROW CANCELLATION CHARGES. If Escrow fails to close because of either party's default, the defaulting party shall be liable for all Escrow cancellation and Title Company charges. If Escrow fails to close for any other reason, Buyer and Seller shall each pay one-half of any Escrow cancellation and Title Company charges.

                 8.5 LIQUIDATED DAMAGES. IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS PROVIDED IN THIS AGREEMENT FOR ANY REASON OTHER THAN (I) SELLER'S DEFAULT AND/OR (II) THE NONSATISFACTION OF THE CONDITIONS TO BUYER'S PERFORMANCE SET FORTH IN PARAGRAPH 5 ABOVE AND/OR (III) AS A RESULT OF A CASUALTY OR CONDEMNATION OF THE PROPERTY ENTITLING BUYER TO TERMINATE THIS AGREEMENT PURSUANT TO THE TERMS HEREOF, SELLER SHALL BE RELEASED FROM ALL OF ITS OBLIGATIONS UNDER THIS AGREEMENT, AND ESCROW HOLDER SHALL IMMEDIATELY DELIVER, DESPITE ANY INSTRUCTIONS TO THE CONTRARY, THE DEPOSIT TO SELLER, AND SELLER SHALL BE ENTITLED TO RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES. SELLER AND BUYER SHALL INDEMNIFY ESCROW HOLDER FOR ANY LIABILITY, COSTS AND EXPENSES BY REASON OF ESCROW HOLDER'S GOOD FAITH COMPLIANCE WITH THIS PARAGRAPH. THE PARTIES EXPRESSLY AGREE THAT THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE EXTENT TO WHICH SELLER WOULD BE DAMAGED BY BUYER'S FAILURE TO COMPLETE THIS PURCHASE, IN LIGHT OF THE DIFFICULTY THE PARTIES WOULD HAVE IN DETERMINING SELLER'S ACTUAL DAMAGES, AS A RESULT OF BUYER'S FAILING TO COMPLETE THE PURCHASE. SELLER'S RETENTION OF THE DEPOSIT AS LIQUIDATED DAMAGES SHALL BE SELLER'S EXCLUSIVE REMEDY FOR DAMAGES BY REASON OF BUYER'S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY UNDER THIS AGREEMENT.

         SELLER'S INITIALS      DJZ        BUYER'S INITIALS     WVM
                             ----------                      ----------

                 8.6 REMEDIES AGAINST SELLER. IF CLOSE OF ESCROW AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT DO NOT OCCUR BY REASON OF ANY DEFAULT OR BREACH BY SELLER IN ITS OBLIGATION TO TRANSFER THE PROPERTY TO BUYER, BUYER SHALL BE ENTITLED TO THE RETURN OF THE DEPOSIT





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         AND ANY INTEREST ACTUALLY ACCRUED THEREON OR THE REMEDY OF SPECIFIC
         PERFORMANCE, AS BUYER MAY ELECT, AS BUYER'S SOLE AND EXCLUSIVE REMEDIES FOR SUCH BREACH OR DEFAULT, AND BUYER SHALL NOT BE ENTITLED OR HAVE ANY RIGHT TO RECEIVE ANY DAMAGES OR OTHER RELIEF, LEGAL OR EQUITABLE.

         SELLER'S INITIALS      DJZ        BUYER'S INITIALS     WVM
                             ----------                      ---------

         9.      GENERAL ESCROW PROVISIONS.

                 9.1 ESCROW INSTRUCTIONS. This Agreement when signed by Buyer and Seller shall also constitute Escrow Instructions to Escrow Holder.

                 9.2 OPENING ESCROW. When both (i) this Agreement, fully signed or in signed counterparts, and (ii) Buyer's Deposit are delivered to Escrow Holder, Escrow shall be deemed open and Escrow Holder shall immediately notify Buyer and Seller by telephone and in writing of the date of Opening of Escrow.

                 9.3 GENERAL PROVISIONS. Notwithstanding anything to the contrary in this Agreement, the General Provisions of Escrow Holder, if any, which are later signed by the parties, are incorporated by reference to the extent they are not inconsistent with the provisions of this Agreement. If there is any inconsistency between the provisions of those General Provisions and any of the provisions of this Agreement, the provisions of this Agreement shall control. If any requirements relating to the duties or obligations of the Escrow Holder are unacceptable to the Escrow Holder, or if the Escrow Holder requires additional instructions, the parties agree to make any deletions, substitutions and additions as counsel for Buyer and Seller shall mutually approve and which do not materially alter the terms of this Agreement. Any supplemental instructions shall be signed only as an accommodation to Escrow Holder and shall not be deemed to modify or amend the rights of Buyer and Seller, as between Buyer and Seller, unless the supplemental instructions expressly so provide.

                 9.4 PRORATIONS. The following prorations; shall be made between Seller and Buyer at the Close of Escrow, based on the actual number of days in the month in which the Closing occurs and a three hundred sixty-five (365) day year:

                          (a) Taxes, real property taxes, special taxes, utility fees and/or deposits, common area maintenance expenses, Property operating expenses, personal property taxes, if any, with respect to the Personal Property, assessments, sewer charges, and other costs and expenses attributable to the Property shall be prorated as of the Close of Escrow. In addition, to the extent any expenses or charges for the Property are paid by Buyer under the Lease, Seller and Buyer shall make an adjustment at Closing for the applicable reconciliation period in which the Closing occurs based on a comparison of Buyer's share of the such Property expenses accrued through the Closing Date to the estimated Property expenses actually paid by Buyer to Seller through the Closing Date. The adjustment for such reconciliation period shall be calculated as follows: To the extent the estimated payments made by Buyer to Seller as of the





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
                 Closing Date exceed Buyer's share of the Property expenses accrued through the Closing Date, Buyer shall receive a credit for the excess payments. To the extent Buyer's share of Property expenses accrued through the Closing Date exceed the estimated payments made by Buyer as of the Closing Date, Seller shall receive a credit at Closing. To the extent that any Property expenses are not ascertainable as of the Closing Date, Buyer and Seller hereby agree to reprorate such expenses as and when final bills for same are received.

                          (b) All rents, additional rent, income, and other amounts payable to Seller under the Lease including, without limitation, accrued but unpaid rents (collectively, "Property Rent") shall also be prorated as of Close of Escrow. To the extent that any Property Rent is not ascertainable as of the Closing Date, Buyer and Seller hereby agree to reprorate such amounts as and when same are finally determinable.

                          (c) Security deposits and advance rent in Seller's possession shall be transferred or credited to Buyer at Closing.

                          (d)     POST-CLOSING ACCESS.  Seller, or any
                 representative of Seller or the former owner of the Property, shall. for a period of one (1) year after the Closing have the right to inspect the books and records of the Property to verify that Buyer is remitting to Seller all amounts to be remitted to Seller according to the terms of this Agreement and for any purpose related to Seller's (or the former owner's) prior ownership of the Property, including to the extent access is required to satisfy any agreement between Seller and the former owner of the Property.

                          (e) ADJUSTMENTS. If any errors or omissions are made regarding adjustments and prorations, the parties shall make the appropriate corrections promptly upon the discovery thereof. If any estimations are made at the Close of Escrow regarding adjustments or prorations, the parties shall. make the appropriate correction promptly when accurate information becomes available. Any corrected adjustment or proration shall be paid in cash to the party entitled to the adjustment. Notwithstanding anything to the contrary above, the above right to adjustment shall terminate six (6) months after Close of Escrow.

                          (f)     OFFSET.  The parties agree that the
                 prorations set forth in this Paragraph 9.4 may be offset against each other and the resulting amount shall be credited at Closing to the party entitled thereto.

                 9.5 PAYMENT OF COSTS. Seller shall pay for (i) the base premium charges for the Title Policy ("Standard Premium"), (ii) one-half (1/2) of all Escrow costs and fees and (iii) all State documentary transfer taxes. Buyer shall pay (i) one-half (1/2) of all Escrow costs and fees; (ii) any additional Title Company charges in excess of the Standard Premium (including, without limitation, any endorsements or survey costs), (iii) all costs arising from or relating to the financing of this transaction and (iv) recording fees for the Grant Deed and other documents (including, without limitation, any financing





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         documents).  Other Escrow costs and fees shall be paid in the manner customary in Orange County.

                 9.6 ESCROW HOLDER AUTHORIZED TO COMPLETE BLANKS. If necessary, Escrow Holder is authorized to insert in all blanks in the Closing documents, the date of recordation of the Grant Deed.

                 9.7 RECORDATION AND DELIVERY OF FUNDS AND DOCUMENTS. When Buyer and Seller have satisfied their respective Closing obligations under Paragraphs 7.2 and 7.3 and each of the conditions under Paragraphs 5 and 6 have either been satisfied or waived, Escrow Holder shall promptly undertake all of the following in the manner indicated.

                          (a) PRORATIONS. Prorate all matters as described in Paragraph 9.4 (to the extent not previously prorated and included in the Closing Statement).

                          (b) RECORDING. Cause the Grant Deed, and any other documents which the parties hereto may mutually direct, to be recorded in the Official Records of Orange County, California in the order set forth in this Agreement. Escrow Holder is instructed not to affix the amount of the documentary transfer tax on the face of the Grant Deed, but to supply same by separate affidavit.

                          (c) FUNDS. Disburse funds deposited by Buyer with Escrow Holder towards payment of all items chargeable to the account of Buyer pursuant hereto in payment of such costs including, without limitation, the payment of the Purchase Price to Seller.

                          (d) DOCUMENT DELIVERY. Deliver originals and conformed copies of all documents to Seller and Buyer, as appropriate.

                          (e) TITLE POLICY. Direct the Title Company to issue the Title Policy to Buyer.

         10. BROKERAGE COMMISSIONS. Upon the Close of Escrow, Seller shall pay a real estate brokerage commission to CB Commercial Real Estate Group, Inc. ("Broker") with respect to this transaction in accordance with Seller's separate agreement with the Broker. It is understood that neither Seller nor Buyer has engaged a broker or finder in connection with this transaction other than the Broker. Each party shall indemnify and hold the other harmless from and against all claims, liabilities, costs, damages and expenses (including, without limitation, attorneys' fees and costs), resulting from or arising out of any claims for finder's fees or commissions arising out of any contract or commitments made by or through the indemnifying party by any broker or finder other than the Broker.

         11.     REPRESENTATIONS AND WARRANTIES.

                 11.1 SELLER'S REPRESENTATIONS AND WARRANTIES. In consideration of Buyer entering into this Agreement and as an inducement to Buyer to buy the Property from Seller, Seller makes the following representations and warranties, each of which is material and is being relied upon by Buyer (the continued truth and accuracy of which shall constitute a condition precedent to Buyer's obligations hereunder):

                          (a) AUTHORITY. Seller has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein;

                          (b) CONDEMNATION. Seller has not received any written notices of any pending, threatened or contemplated action relating to the condemnation of any portion of the Property by any governmental authority; and

                          (c) LITIGATION. Seller has not received any written notices of any pending, threatened or contemplated legal action pertaining to the Property which would have a material adverse impact on the Property after the Closing Date and, to Seller's knowledge, there are no pending, threatened or contemplated legal actions which would affect Seller's ability to perform its obligations under this Agreement.

         The representations and warranties made by Seller in this Agreement shall survive the recordation of the Grant Deed for a period of twelve
         (12) months and any action of a breach of any representation or warranty must be made and filed within said twelve (12) month period. If, after the Effective Date, but before the Close of Escrow, Seller becomes aware of any facts or changes in circumstances, that would cause any of its representations and warranties in this Agreement to be untrue at Close of Escrow, Seller shall promptly notify Buyer in writing of such fact. In such case, or in the event Buyer obtains information which would cause any of Seller's representations and warranties to be untrue at Close of Escrow, Buyer shall have the right to either (i) terminate this Agreement, in which case the Deposit shall be immediately returned to Buyer and neither party shall have any rights or obligations under this Agreement; or (ii) accept a qualification to Seller's representations and warranties as of the Close of Escrow and complete the purchase and sale of the Property without any rights to recovery for breach of the unqualified representation and warranty. Other than as set forth in the immediately preceding sentence, Buyer shall be deemed to have expressly waived any and all remedies for the breach of any representations or warranty discovered by Buyer prior to the Close of Escrow.

                 11.2 BUYER'S REPRESENTATIONS AND WARRANTIES. In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Property to Buyer, Buyer makes the following representations and warranties, each of which shall be true and accurate as of the Effective Date and Close of Escrow, and each of which is material and is being relied upon by Seller (the continued truth and accuracy of which shall constitute a condition precedent to Seller's obligations hereunder):

                          (a) AUTHORITY. Buyer has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Buyer is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.

                          (b) "AS IS". Except for the representations and warranties expressly provided in Paragraph 11.1 above, Buyer agrees (i) that it is purchasing the Property on an "As Is" basis and based on its own investigation of the Property, (ii) that neither Seller nor Seller's employees, agents, brokers, representatives, managers, property managers, asset managers, officers, principals, attorneys or contractors (collectively, "Seller's Representatives") have made any warranty, representation or guarantee, express, implied or statutory, written or oral, including, without limitation, any implied warranty of merchantability or fitness for any use or purpose or of reasonable workmanship, concerning the Property or any of the products or improvements located thereon or therein (including, without limitation, the Building), and (iii) that neither Seller nor Seller's Representatives have made any warranty, representation or guarantee as to any government limitation or restriction, or absence thereof, pertaining to the Property, or as to the presence or absence of any latent defeat, subsurface soil condition, environmental condition, hazardous substance, toxic waste or any other matter pertaining to the physical condition (title, mapping, grading, construction, or otherwise) of the Property. Buyer is familiar with the Property and its suitability for Buyer's intended use. Buyer acknowledges that Buyer has been provided access to the Property and has had an adequate opportunity to review any and all aspects of the Property Buyer deems relevant to its decision to purchase the Property, including the Documents (as defined below), which Buyer acknowledges receipt of. Except for the representations and warranties expressly provided in Paragraph 11.1 above, all of Seller's and Seller's Representatives' statements whenever made, are made only as an accommodation to Buyer and are not intended to be relied or acted upon in any manner by Buyer. All documents, records, agreements, writings, statistical and financial information and all other information (collectively, "Documents") which have been given to Buyer by Seller, or Seller's Representatives, have been delivered as an accommodation to Buyer and without any representation or warranty (except as specifically provided above) as to the sufficiency, accuracy, completeness, validity, truthfulness, enforceability, or assignability of any of the Documents, all of which Buyer relies on at its own risk. Buyer acknowledges that neither Seller nor Seller's Representatives have made any representation regarding the availability of, or amount of, any fee, assessment, or cost relating to the development, construction, mapping, access, occupancy or ownership of the Property.

                          (c) SELLER'S RESPONSIBILITY. Buyer represents and covenants that Seller shall not have any liability, obligation or responsibility of any kind with respect to the following:

                                  (i)      The content or accuracy of any
                                           report, opinion on conclusion of any
                                           soils or environmental experts
                                           (including, without limitation,
                                           those contained in any environmental
                                           reports) or other engineer or other
                                           person or entity who has examined
                                           the Property;

                                  (ii)     The content or accuracy of any
                                           information released to Buyer by an
                                           engineer or planned in connection
                                           with the development of the
                                           Property;

                                  (iii)    Any of the items delivered to Buyer
                                           in connection with Buyer's review of
                                           the condition of the Property; and

                                  (iv) The content or accuracy of any other cost, projection, financial, or marketing analysis or other information given to Buyer by Seller or Seller's Representatives or reviewed by Buyer with respect to the Property.

                          (d)     TRUTH OF REPRESENTATIONS.  The
                 representations and warranties of Buyer set forth in this Agreement shall be true on and as of the Close of Escrow as if those representations and warranties were made on and as of such time.

         12.     ENTRY ON PROPERTY.

                 12.1 LICENSE TO ENTER FOR INVESTIGATION. Until Escrow closes or this Agreement is terminated, Buyer and Buyer's employees and agents shall have a limited license to enter upon the Property, during usual business hours, after receipt by Seller of twenty-four
         (24) business hours advance written notice of its intention to enter the Property (the "License") so long as the activities do not damage the Property. Before beginning any tests or investigations which contemplate the drilling or disturbance of the surface of the Property, Buyer shall submit to Seller for its approval in its sole and absolute discretion, to be exercised in good faith, Buyer's operational plan for conducting the tests or investigations. Seller may have a representative present during any tests or investigations and Buyer shall provide Seller with prior notice of any tests or investigations. After any entry, Buyer shall immediately restore the Property to the Property's condition before Buyer entered on the Property. Buyer shall not allow any dangerous or hazardous condition to be created on or arise from Buyer's entry on the Property. Buyer shall comply with all applicable laws and governmental regulations applicable to its entry to the Property. Buyer shall keep the Property free and clear of all mechanics' liens and materialmen's liens arising out of any of Buyer's activities. The License may be revoked by Seller at any time, and shall in any event be deemed revoked upon termination of this Agreement.

                 12.2 INDEMNIFICATION ON ENTRIES. Buyer shall indemnify, defend (with counsel selected by Seller) and hold harmless Seller and Seller's officers, directors, shareholders, employees, agents managers, property mangers, asset managers, attorneys, representatives, subsidiary and parent corporations, affiliated entities, and the above parties' predecessors, successors and assigns, and the Property, (all of the above parties and the Property collectively referred to as "Indemnified Parties and Property") from and against all claims, losses, liens, liabilities, damages, expenses and costs (including, without limitation, attorneys' fees and costs) arising from or relating to the entry of Buyer and its representatives, agents and contractors on the Property (whether occurring before or after the date hereof). Buyer's obligations under this paragraph shall survive the Close of Escrow and the termination of this Agreement and shall not be limited by any insurance required under Paragraph 12.3).

                 12.3 INSURANCE ON ENTRIES. Buyer shall maintain or cause to be maintained either Comprehensive General Liability insurance or Commercial General Liability insurance to cover Buyer's activities on the Property, in amounts and with companies as required pursuant to the terms of the Lease. At least five (5) days before entering on the Property, Buyer shall deliver to Seller a Certificate of Insurance evidencing compliance with the terms of this paragraph. The insurance policy shall be maintained and kept in effect by Buyer (or Buyer's agent), at Buyer's agent's) sole expense, at all times during the term of this Agreement.

         13.     CONDEMNATION OR CASUALTY.

                 13.1 CONDEMNATION. Seller, upon actually becoming aware of same, shall promptly notify Buyer, in writing, of any condemnation proceeding affecting the Real Property commenced prior to the Close of Escrow or upon receipt of any written notice of a potential condemnation. If, by reason of any such proceeding, the value of the Real Property, in Buyer's reasonable judgment, is significantly impaired or reduced, Buyer may, at its option, elect either to (i) terminate this Agreement, or (ii) continue the Agreement in effect, in which event, upon the Close of Escrow, Seller shall. assign to Buyer, and Buyer shall be entitled to receive, all of Seller's rights to any compensation, awards, or other payments or relief resulting from such condemnation proceeding.

                 13.2 CASUALTY. If, before the Closing, all or any portion of the Property is damaged by a casualty and the cost to restore the same will exceed $50,000 (a "Casualty"), Seller shall notify Buyer of this event after actual knowledge of the Casualty, and, in this event, Buyer shall have the option to either (i) terminate this Agreement as of the date of the Casualty, or (ii) continue with this transaction in accordance with the terms of this Agreement and without any adjustment in the Purchase Price, by delivery of written notice of Buyer's election to Seller and Escrow Holder within five (5) days after receipt of Seller's notice. If Seller and Escrow Holder receive Buyer's election to terminate this transaction or have not received any notice from Buyer within the 5-day period, then this transaction shall terminate, and the Deposit shall be returned to Buyer, as provided in Paragraph 8.3. If Buyer elects to continue with this transaction, as provided above, then the Casualty proceeds, if any, shall become the property of Buyer after Close of Escrow.

         14. WAIVER AND INDEMNITY BY BUYER. Buyer hereby waives and relinquishes any and all rights and remedies Buyer may now or hereafter have against the Indemnified Parties and Property, whether know or unknown, with respect to any past, present or future presence or existence of any hazardous or toxic waste, substances or materials of any kind or nature ("Hazardous Materials") on, under or about the Property or surrounding land or with respect to any past, present or future violations of any rules, regulations or laws, now or hereafter enacted, regulating or governing the use, handling, storage or disposal of Hazardous Materials (collectively, "Environmental Laws") including, without limitation, any and all rights

Buyer may now or hereafter have to seek contributions from the Indemnified Parties and Property under (i) Section 113(f)(i) of the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA") (42 U.S.C. Section 9613), as the same may be further amended or replaced by any similar law, rule or regulation and (ii) Section 25300 et seq. of the Carpenter-Presley-Tanner Hazardous Substance Account Act (California Health and Safety Code, Division 20, Chapter 6.95), as the same may be further amended or replaced by any similar law, rule or regulation. Buyer hereby further releases the Indemnified Parties and Property from any and all liability whether known or unknown now or hereafter existing with respect to the Property under Section 107 of CERCLA (42 U.S.C. Section 9607).

         Buyer hereby agrees, after the Close of Escrow, at its sole cost and expense, to indemnify, protect, hold harmless and defend (with counsel of Seller's choice), the Indemnified Parties and Property, and their predecessors, successors and assigns, from and against any and all claims, demands, damages, losses, liabilities, obligations, penalties, fines, action, causes of action, judgments, suits, proceedings, costs, disbursements and expenses (including, without limitation, attorneys' and experts' reasonable fees and costs) of any kind or nature whatsoever which may at any time be imposed upon, incurred or suffered by, or asserted or awarded against, the Indemnifies Parties and Property, or their predecessors, successors and assigns, relating to or arising from the presence, use, handling, storage or disposal of Hazardous Materials on, under or about the Property, or the violation of any Environmental Laws, which was caused or knowingly permitted by Buyer.

         This indemnity and the waivers and releases by Buyer herein contained shall survive the Close of Escrow and the recordation of the Grant Deed in perpetuity.

         BUYER'S INITIALS     WVM
                           ----------

         15. LICENSES AND PERMITS. In connection with the purchase, Seller shall assign to Buyer, and Buyer shall assume, "As Is" at Close of Escrow, without representation or warranty, all of Seller's rights, liabilities and obligations, if any, and to the extent assignable, to all warranties and guarantees and all permits and licenses, to the extent they relate to the Property (collectively, "Licenses and Permits"). Such assignment shall, be in the form attached as Exhibit "D" to this Agreement. All Service Contracts and management contracts for the Property entered into by Seller with respect to the Property shall be terminated by Seller as of Closing.

         16.     GENERAL PROVISIONS.

                 16.1     ASSIGNMENT.

                          (a) This Agreement shall be binding upon and shall inure to the benefit of Buyer and Seller and their respective successors and permitted assigns.

                          (b) Buyer may only assign this Agreement and any interest or right under this Agreement or under the Escrow after obtaining Seller's prior written consent, in Seller's sole and absolute discretion; provided that Seller's consent shall not be unreasonably withheld with respect to any assignment by Buyer to an entity or person that controls, is controlled by, or is under common control with Buyer. Any assignment shall not relieve Buyer of its obligations under this Agreement.

                 16.2 ATTORNEYS' FEES AND/OR COSTS. In any action or proceeding between the parties to enforce or interpret any of the terms or provisions of this Agreement, the prevailing party in the action or proceeding shall be entitled to recover from the nonprevailing party, in addition to damages, injunctive relief or other relief, its reasonable costs and expenses, including, without limitation, costs and reasonable attorneys' fees, both at trial and on appeal.

                 16.3 NOTICES AND APPROVALS. Any notice, approval, disapproval, demand or other communications required or permitted to be given by any provision of this Agreement ("notice") which either party desires to give to the other party or to Escrow Holder shall be deemed to be sufficiently given or served: (i) when delivered personally to the party to whom the notice is to be delivered, (ii) on the third (3rd) business day following its deposit in the U.S. mail (first class) or the first (1st) business day following delivery to a reputable overnight commercial courier, addressed to the party at the party's address as it appears in this Agreement, or at any other address as that party may from, time to time specify by written notice; or (iii) when given by transmittal over electronic transmitting devices, such as Telex or telecopier machine, if the party- to whom the notice is sent has such a device in its office, provided a complete copy of any notice so transmitted shall also be mailed in the same manner as required for mailed notice.

                 16.4 CONTROLLING LAW. This Agreement shall be deemed to be entered into within Orange County and shall be construed under the laws of the State of California in effect at the time of the signing of this Agreement. The parties consent to the jurisdiction of the California courts with venue in Orange County.

                 16.5 TITLES AND CAPTION. Titles and captions are for conveniences only and shall not constitute a portion of this Agreement. References to paragraph numbers are to paragraphs in this Agreement, unless expressly stated otherwise.

                 16.6 INTERPRETATION. As used in this Agreement, masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others where and when the context so dictates. The word "including' shall be construed as if followed by the words 'without limitation." If a dispute over the interpretation or construction of any provision, term or word contained in this Agreement, this document shall be interpreted and construed neutrally, and not against either Buyer or Seller.

                 16.7 NO WAIVER. A waiver by either party of a beach of any of the covenants, conditions or obligations under this Agreement to be performed by the other party shall not be construed as a waiver of any succeeding breach of the same or other covenants, conditions or obligations of this Agreement.

                 16.8 MODIFICATIONS. Any alteration, change or modification of or to this Agreement, in order to come effective, shall be made in writing and in each instance signed on behalf of each party.

                 16.9 SEVERABILITY. If any term or provision of this Agreement, or its application to any party or set of circumstances, shall be held, to any extent, invalid or unenforceable, the remainder of this Agreement, or the application of the term or provision to persons or circumstances other than those as to whom on which it is held invalid or unenforceable, shall not be affected, and each shall be valid and enforceable to the fullest extent permitted by law.

                 16.10 INTEGRATION OF PRIOR AGREEMENTS AND UNDERSTANDINGS. This Agreement contains the entire understanding between the parties relating to the transactions contemplated by this Agreement. All prior or contemporaneous agreements, understandings, representations, warranties and statements, whether oral or written, expressed or implied, are superseded in their entirety by this Agreement, and are of no force or effect, in whole or in party.

                 16.11 NOT AN OFFER. Seller's delivery of unsigned copies of this Agreement is solely for the purposes of review by Buyer, and neither the delivery nor any prior communications between Buyer and Seller, whether oral or written, shall in any way be construed as an offer by Seller, nor in any way imply that Seller is under any obligation to enter the transaction which is the subject of this Agreement. The signing of this Agreement by Buyer constitutes an offer which shall not be deemed accepted by Seller unless and until Seller has signed this Agreement and delivered a duplicate original to Buyer.

                 16.12 TIME OF ESSENCE. Time is expressly made of the essence as to the performance of each and every obligation and condition of this Agreement.

                 16.13 POSSESSION OF PROPERTY. Buyer shall be entitled to possession of the Property only after the Closing and not before.

                 16.14 COUNTERPARTS. This Agreement may be signed in multiple counterparts which shall, when signed by all parties constitute a binding agreement.

                 16.15 EXHIBITS INCORPORATED BY REFERENCE. All exhibits attached to this Agreement are incorporated in this Agreement by this reference.

                 16.16 COMPUTATION OF TIME. The time in which any act is to be done under this Agreement is computed by excluding the first day (such as the Effective Date), and including the last day, unless the last day is a holiday or Saturday or Sunday, and then that day is also excluded. All references to time shall be deemed to refer to California time.

                 16.17 JOINT AND SEVERAL LIABILITY. If Buyer is composed of more than one individual or entity, all obligations and liabilities of Buyer under this Agreement shall be joint and several as to each of those individuals or entities who compose Buyer.

                 16.18 BUYER'S WORK PRODUCT CONCERNING THE PROPERTY. If for any reason Buyer fails to purchase the Property, and as a condition to the return of the Deposit to Buyer (if Buyer is so entitled), Buyer shall immediately deliver to Seller, at no cost or expense to Seller, all test results, studies, plans, reports or other materials or work product prepared by Buyer, or its agents, employees or contractors, related to the Property ("Work Product"). Following delivery, Seller may use this Work Product for any purpose.

                 16.19 NO OBLIGATIONS TO THIRD PARTIES. The execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties to this Agreement to, and person or entity other than Seller and Buyer. There are not any third party beneficiaries to this Agreement.

                 16.20 SURVIVAL OF COVENANTS. The covenants, agreements, indemnitees, representations and warranties of Buyer shall survive the Close of Escrow and termination of this Agreement.

         17. SPECIAL COVENANTS OF SELLER. Between the Effective Date and the Closing Date, Seller covenants and agrees that Seller shall (a) maintain the Real Property in the manner that Seller is currently maintaining the Real Property, at Seller's cost and expense (except as otherwise provided in this Agreement), reasonable wear and tear accepted; (b) not enter into any contracts or agreements to sell the Property or which will be binding upon the Property after the Closing, except as otherwise permitted under this Agreement; (c) not transfer the Real Property nor execute or consent to the execution of any lease or other agreement granting third party rights to occupancy or, possession of any portion of the Real Property, except as permitted by this Agreement, (d) not encumber the Real Property or create any new exception to title affecting the Real Property, without Buyer's consent; (e) deliver to Buyer each and every material notice or communication Seller receives in writing from any governmental authority pertaining to the ownership of the Property, promptly following Seller's actual receipt of the same; and (f) fully perform the material obligations of the lessor under the Lease and promptly notify Buyer of any and all defaults under the Lease of which Seller has actual knowledge.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date hereof.


SELLER:                           BUYER:

TR KOLL TUSTIN TECH CORP.,        TECHNICLONE INTERNATIONAL
an Illinois corporation           CORPORATION, a California corporation


By:    /s/ DAVID J. ZAK           By:    /s/ WILLIAM V. MODING
    ---------------------------       ------------------------------------------

Title:  Vice President            Title: Chief Financial Officer and Secretary
        -----------------------          ---------------------------------------

Name:  David J. Zak               Name:  William V. Moding
       ------------------------          ---------------------------------------

                                  EXHIBIT "A"

                           LEGAL DESCRIPTION OF LAND

[This legal description is subject to confirmation and correction for accuracy by Title Company]

The land referred to below situated in the County of Orange, State of California and described as follows:

                                [TO BE INSERTED]

                                 EXHIBIT "B"

                                 GRANT DEED


RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Techniclone International Corporation
14282 Franklin Avenue
Tustin, California  92680

                                            Assessor's Parcel No.
                                                                 ---------------
                                            Transfer Tax $
                                                           ---------------------


- --------------------------------------------------------------------------------
                  (SPACE ABOVE THIS LINE FOR RECORDER'S USE)

         For valuable consideration, receipt of which is acknowledged, TR KOLL TUSTIN TECH CORP., an Illinois corporation, grants to TECHNICLONE INTERNATIONAL CORPORATION, a California corporation, all that certain real property located in the County of Orange, State of California and described on Exhibit A attached hereto and by this reference incorporated herein.


Dated: April     , 1996                         TR KOLL TUSTIN TECH CORP.,
             ----                               an Illinois corporation



                                                By:
                                                    ----------------------------

                                                Name:
                                                      --------------------------

                                                Title:
                                                       -------------------------


                          MAIL ALL TAX STATEMENTS TO:

                          Techniclone International Corporation
                          14282 Franklin Avenue
                          Tustin, California 92680

                                  EXHIBIT "A"

                           LEGAL DESCRIPTION OF LAND

[This legal description is subject to confirmation and correction for accuracy by Title Company]

The land referred to below situated in the County of Orange, State of California and described as follows:

                                [TO BE INSERTED]

STATE OF CALIFORNIA       )
                          )SS
COUNTY OF ORANGE          )


         On __________________________, 1996, before me,_____________________
personally appeared ______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose names(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


WITNESS my hand and official seal.


Signature                          (Seal)
         --------------------------

                                  EXHIBIT "C"

                          LEASE TERMINATION AGREEMENT


         THIS LEASE TERMINATION AGREEMENT ("Agreement") is made this _____ day of April, 1996, by and between TR KOLL TUSTIN TECH CORP., an Illinois corporation ("Landlord") and TECHNICLONE INTERNATIONAL CORPORATION, a California corporation ("Tenant").

                                   BACKGROUND

         A. Landlord and Tenant are parties to a certain Lease Agreement dated September 10, 1991 (including any amendments thereto) (the "Lease"), pursuant to which Landlord is leasing to Tenant the premises (the "Premises") commonly known as 14282 Franklin Avenue, Tustin, California, and described in Exhibit A of the Lease.

         B. Concurrently herewith and as a condition hereto, Tenant is purchasing the Premises from Landlord pursuant to the terms of that certain Purchase Agreement for Real Property and Escrow Instructions dated February ___, 1996 (the "Purchase Agreement"). In connection therewith, Landlord and Tenant desire to terminate the Lease prior to the expiration of the stated term thereof, all on the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. The term of the Lease shall terminate on the date hereof (the "Termination Date"), as if that date were the day definitely fixed in the Lease for the expiration of the term of the Lease. Notwithstanding anything to the contrary contained in the Lease, neither Tenant nor Landlord shall pay or be paid any termination fee or other fee in connection with the early termination of the Lease. Landlord acknowledges that Tenant has paid Landlord all rentals, taxes and other regularly scheduled monetary payments due under the Lease through the Termination Date, except for any amounts paid by Tenant to Landlord on an estimated basis, which amounts are not finally ascertainable and which amounts shall be reprorated after the date hereof pursuant to the Paragraph 9.4 of the Purchase Agreement.

         2. Tenant, for itself and its successors and assigns, hereby releases and forever discharges Landlord from any and all actions, causes of action, suits, claims and demands of every kind and nature whatsoever, whether now known or hereafter to become known, anticipated or unanticipated, which Tenant ever had, now has or may have had, by reason of any matter, cause or thing whatsoever, arising out of, related to or in any way connected with the Lease or the Premises. Tenant declares that the terms of this release are fully understood and voluntarily made for the purposes of making a full and final release and discharge of any and all claims that Tenant may have against Landlord related to the matters described in this Agreement.

         3. Landlord, for itself and its successors and assigns, hereby releases and forever discharges Tenant and its partners, successors and assigns, and the officers, shareholders, directors, advisors, agents and employees of each of them from any and all actions, causes of action, suits, claims and demands of every kind and nature whatsoever, whether now known or hereafter to become known, anticipated or unanticipated, which Landlord ever had, now has or may have had, by reason of any matter, cause or thing whatsoever, arising out of, related to or in any way connected with the Lease or the Premises, with the exception of matters arising from or related to Tenant's obligations under the Lease, if any, with respect to (i) environmental matters, (ii) compliance with local, state and federal laws, ordinances and regulations, (iii) any mechanic's or materialmen's liens filed against the Premises or Landlord's interest therein in connection with any work performed by or on behalf of Tenant on or about the Premises, (iv) any liability for injury or damage to persons or property occurring on or about the Premises and
(v) certain monetary obligations which the parties hereto have agreed to reprorate after closing pursuant to Paragraph 9.4 of the Purchase Agreement. Landlord declares that the terms of this release are fully understood and voluntarily made for the purposes of making a full and final release and discharge of any and all claims that Landlord may have against Tenant related to the matters described in this Agreement, subject to the exceptions set forth in this paragraph.

         4. Landlord and Tenant hereby represent and warrant that there are no other consents or other documents required to terminate the Lease under the terms set forth in this Agreement.

         5. In the event of any litigation brought by either party to enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to recover all of its costs and expenses incurred in such litigation, including but not limited to, reasonable attorneys' fees.

         6. If there is any conflict between the terms and conditions of this Agreement and the terms and conditions of the Lease, the terms and conditions of this Agreement shall control.

         7. All capitalized terms not otherwise defined in this Agreement shall have the meanings which said capitalized terms have in the Lease.

         8. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         9. This Agreement may be executed in several counterparts, each of which will be considered an original, and all of which taken together shall constitute one agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                                LANDLORD:

                                                TR KOLL TUSTIN TECH CORP.,
                                                an Illinois corporation


                                                By:
                                                    ----------------------------

                                                Name:
                                                      --------------------------

                                                Title:
                                                       -------------------------


(Signatures continue on Page 3)

                                         TENANT:

                                         TECHNICLONE INTERNATIONAL
                                         CORPORATION, a California corporation


                                         By:
                                             -----------------------------------

                                         Name:
                                               ---------------------------------

                                         Title:
                                                --------------------------------

                                  EXHIBIT "D"

                               GENERAL ASSIGNMENT

         FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby expressly acknowledged, TR KOLL TUSTIN TECH CORP., an Illinois corporation ("Assignor"), hereby quitclaims, assigns, transfers and conveys to TECHNICLONE INTERNATIONAL CORPORATION, a California corporation ("Assignee"), all of Assignor's right, title and interest, in and to any and all assignable intangible property, licenses, permits and warranties owned by Assignor and attached or pertaining to, all or any part of the real property (the "Property") more particularly described in Exhibit A attached hereto and commonly known as 14282 Franklin Avenue, situated in the City of Tustin, County of Orange, State of California, which conveyance is without representation, warranty or recourse of any kind.

         Notwithstanding the foregoing,

         (i) nothing in this Assignment shall be construed as transferring any rights or interest in the name "Koll" nor shall Assignee have any rights to use the name "Koll" with regard to the Property or otherwise, except as specifically set forth in the Purchase Agreement between Assignor and Assignee dated March ___, 1996; and

         (ii) Assignor hereby reserves all right, title and interest in and to any and an proceeds or awards granted with regard to any tax appeals filed prior to the date hereof, insofar as such proceeds and awards are applicable to taxes payable or the ownership of the Property prior to the date hereof; provided, however, that Assignor shall reimburse Assignee for Assignee's pro rata. share of such proceeds and awards to the extent Assignee paid for a portion of such disputed taxes pursuant to the terms of that certain Lease dated September 10, 1991 between Assignor and Assignee.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this General Assignment as of April ____, 1996.


ASSIGNOR:                                ASSIGNEE:

TR KOLL TUSTIN TECH CORP.,               TECHNICLONE INTERNATIONAL
an Illinois corporation                  CORPORATION, a California corporation


By:                                      By:
    -------------------------------          -----------------------------------

Name:                                    Name:
      -----------------------------            ---------------------------------

Title:                                   Title:
       ----------------------------             --------------------------------

                                  EXHIBIT "A"

                           LEGAL DESCRIPTION OF LAND

[This legal description is subject to confirmation and correction for accuracy by Title Company]

The land referred to below situated in the County of Orange, State of California and described as follows:

                                [TO BE INSERTED]

                                  EXHIBIT "E"

                            NON-FOREIGN CERTIFICATE

         Section 1445 of the Internal Revenue Code provides that a buyer of a U.S. real property interest must withhold tax if the seller is a foreign person. To inform TECHNICLONE INTERNATIONAL CORPORATION, a California corporation ("Buyer") that withholding of tax is not required upon the disposition of a U.S. real property interest by TR KOLL TUSTIN TECH CORP., an Illinois corporation ("Seller"), the undersigned hereby certifies the following on behalf of Seller:

1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.       Seller's U.S. employer identification number is _______________; and

3. Seller's office address is c/o The Koll Company, 4343 Von Karman Avenue, Newport Beach, California 92660-2083.

         Seller understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement I have made here could be punished by fine, imprisonment, or both.

         Under penalty of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have the authority to sign this document on behalf of Seller.

                                        TR KOLL TUSTIN TECH CORP.,
                                        an Illinois corporation


                                        By:
                                            ------------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                               ---------------------------------

Dated:   April ____, 1996

                                 EXHIBIT "F"

                                 BILL OF SALE

         TR KOLL TUSTIN TECH CORP., an Illinois corporation ("Grantor"), for good and valuable consideration paid by TECHNICLONE INTERNATIONAL CORPORATION, a California corporation ("Grantee"), the receipt and sufficiency of which is hereby acknowledged, by these presents does QUITCLAIM, BARGAIN, SELL and DELIVER unto Grantee its entire right, title and interest in all fixtures, equipment, furniture, furnishings, appliances, supplies, tools, machinery and other personal property of every nature and description owned by Grantor and attached to or located on all or any part of the real property (the "Property") more particularly described in Exhibit A attached hereto, comprising or otherwise forming a part of the building commonly known AS 14282 Franklin Avenue situated in the City of Tustin, Orange County, California (the foregoing being collectively referred to as the "Personalty"); but excluding any personal property owned by tenants under leases now or hereafter demising space in the improvements located on the Property or by any property manager.

         GRANTOR MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERSONALTY. GRANTOR MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE WITH RESPECT TO THE PERSONALTY, AND THE SAME IS SOLD IN AN "AS IS, WHERE IS" CONDITION, WITH ALL FAULTS. BY ACCEPTANCE OF DELIVERY, GRANTEE AFFIRMS THAT IT HAS NOT RELIED ON GRANTOR'S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PERSONALTY FOR ANY PARTICULAR PURPOSE, AND THAT GRANTOR MAKES NO WARRANTY THAT THE PERSONALTY IS FIT FOR ANY PARTICULAR PURPOSE AND THAT TIME ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED.

         TO HAVE AND TO HOLD the Personalty unto Grantee, its successors and assigns forever.

         This instrument shall be governed by and construed in accordance with the laws of the State of California.

         EXECUTED as of April ___, 1996.


                                        TR KOLL TUSTIN TECH CORP.,
                                        an Illinois corporation


                                        By:
                                            ------------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                               ---------------------------------

                                  EXHIBIT "A"

                           LEGAL DESCRIPTION OF LAND

[This legal description is subject to confirmation and correction for accuracy by Title Company]

The land referred to below situated in the County of Orange, State of California and described as follows:

                                [TO BE INSERTED]